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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the proxy statement/prospectus of Maxtor Corporation and Quantum Corporation included in Amendment No. 1 to the Registration Statement (Form S-4) of Maxtor Corporation for the registration of 139,540,000 shares of its common stock and to the incorporation by reference therein of our reports dated April 24, 2000, with respect to the consolidated financial statements and schedule of Quantum Corporation, the combined financial statements and schedule of DLT & Storage Systems Group of Quantum Corporation and the combined financial statements and schedule of Hard Disk Drive Group of Quantum Corporation included in Quantum Corporation's Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Palo Alto, California
February 9, 2001